PROMISSORY NOTE

EXECUTED BY:	VITAVEA AG
(the "Borrower")

IN FAVOUR OF:	GA COMPUTER SCIENCES INC.
(the "Lender")

PRINCIPAL AMOUNT:	US $150,000

DATE OF EXECUTION:	October 11, 2006

PLACE OF EXECUTION:	Neukirchen-Vluyn, Germany

FOR VALUE RECEIVED the Borrower hereby promises to pay to or to the order of the Lender on October 11, 2008, the principal sum of US $150,000, together with interest thereon at the rate of 8% per annum, calculated and compounded annually, both before and after maturity from the date hereof.

The Borrower waives presentment, demand, notice, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

The Borrower agrees this Promissory Note may be negotiated, assigned, discounted, or pledged by the Lender and in every case payment will be made to the holder of this Promissory Note instead of the Lender upon notice being given by the holder to the undersigned, and no holder of this Promissory Note will be affected by the state of accounts between the undersigned and the Lender or by any equities existing between the undersigned and the Lender and will be deemed to be a holder in due course and for the value of the Promissory Note held by him.

DATED at Vancouver, BC this 11th day of October, 2006.

VITAVEA AG
by its authorized signatory:

/s/ Roger Liere
________________________________
Roger Liere